Exhibit 1.2

                            Agency Agreement with Sandler

                              O'Neill & Partners, L.P.

                                                                    EXHIBIT 1.2



                     $32,200,000 of Common Stock, par value
                                $_____ per share
            (subject to increase to up to $37,030,000 of Common Stock
                      in the event of an oversubscription)


                         PROGRESS FINANCIAL CORPORATION
                            (a Delaware corporation)



                                AGENCY AGREEMENT


                                 August __, 1995


SANDLER O'NEILL & PARTNERS, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

          Progress Financial Corporation, a Delaware corporation (the "Company") and FJF Financial, M.H.C., a federally chartered mutual holding company (the "Mutual Holding Company"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of $32,200,000 (subject to increase to up to $37,030,000 in the event of an oversubscription) of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company are hereinafter called the "Securities."

          The Securities are being offered in accordance with a Plan of Conversion and related Plan of Merger (the "Plan") adopted by the Boards of Directors of the Mutual Holding Company and its wholly owned subsidiary, Roxborough-Manayunk Federal Savings Bank ("Roxborough-Manayunk") and an Agreement and Plan of Reorganization (the "Reorganization Agreement") adopted by the Boards of Directors of the Mutual Holding Company, Roxborough-Manayunk, the Company and the Company's wholly owned subsidiary, Progress Federal Savings Bank ("Progress"). Pursuant to the Plan and the Reorganization Agreement, the Mutual Holding Company will convert to stock form and merge with Roxborough-Manayunk, which will then merge with Progress. Pursuant to the Plan, the Company is offering rights to subscribe for the Securities in a subscription offering (the "Subscription Offering") to certain of Roxborough-Manayunk's depositors and borrowers, to an employee stock ownership plan of the Company (the "ESOP") and to stockholders of Roxborough-Manayunk and the Company as of certain record dates. To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public, with preference given to natural persons residing in the counties in which Progress' and Roxborough-Manayunk's offices are located, in a direct community offering (the "Community Offering" and together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription and Community Offering") to be commenced concurrently with the Subscription Offering. It is currently anticipated by the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 3 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription and Community Offering and the Syndicated Community Offering are hereinafter referred to collectively as the "Offerings," and the conversion of the Mutual Holding Company from mutual to stock form, the merger of the Mutual Holding Company into Roxborough-Manayunk, the subsequent merger of Roxborough-Manayunk with Progress and the Offerings are hereinafter referred to collectively as the "Reorganization." It is acknowledged that the number of Securities to be sold in the Reorganization may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 33-_____), including a prospectus, for the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein, if any, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscrip-tion and Community Offering or the Syndicated Community Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

          Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering. Such Prospectus contains information with respect to Progress, the Company, Roxborough-Manayunk, the Mutual Holding Company and the Common Stock.

     SECTION 1.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     (a) The Company represents and warrants to the Agent as of the date hereof as follows:

       (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 3 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not, and at the Closing Time referred to in Section 3 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Registration Statement or Prospectus (the "Agent Information," which the Company acknowledges appears only in the sections captioned "The Offerings - Syndicated Community Offering" and " - Marketing Arrangements" of the Prospectus).

      (ii) The Company has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") the Company's application for approval of its acquisition of Roxborough-Manayunk (the "Holding Company Application") on Form H-(e)3 promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act ("HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of Roxborough-Manayunk, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company, threatened by the OTS. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

     (iii) The accountants who certified the financial statements and supporting schedules of the Company included in the Registration Statement have advised the

     Company that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company and each of its subsidiaries, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

      (iv) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

       (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, or business of the Company, Progress and the PFC Subsidiaries (as defined below) taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, Progress or the PFC Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Progress and the PFC Subsidiaries, taken as a whole.

      (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Pennsylvania and in all other jurisdictions in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole; the Company is qualified and registered as a savings and loan holding company with the OTS pursuant to Part 584 of Title 12 of the Code of Federal Regulations.

     (vii) As of the date hereof, the Company has ________ authorized shares of common stock, par value $.01 per share, of which ______ shares of Common Stock are issued and outstanding, _____ authorized shares of serial preferred stock of which no shares of preferred stock are issued and outstanding, and warrants outstanding to purchase _____ shares of Common Stock at a price of $_____ per share ("Warrants"); the outstanding shares of Common Stock and warrants are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights; upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to outstanding warrants, reservations, agreements or employee benefit plans referred to in the Prospectus); at the time of Reorganization, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the Securities will conform with the requirements of Delaware law; and the issuance of the Securities is not subject to preemptive or other similar rights.

    (viii) Progress is a federally chartered savings bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, Progress and the PFC Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, Progress and the PFC Subsidiaries are in all material respects in compliance therewith; neither the Company, Progress nor any of the PFC Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole; and Progress is in good standing under the laws of the United States and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole.

      (ix) Progress is a member in good standing of the Federal Home Loan Bank of Pittsburgh; the deposit accounts of Progress are insured by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable limits and, upon consummation of the Reorganization, the liquidation account for the benefit of eligible account holders and supplemental eligible account holders of Roxborough-Manayunk will be duly established in accordance with the requirements of OTS regulations.

       (x) Progress has ____ authorized shares of common stock, par value $1.00 per share, and ____ authorized shares of serial preferred stock of which ____ shares of common stock and no shares of preferred stock are issued and outstanding; the outstanding shares of common stock of Progress are validly issued and outstanding, fully paid and nonassessable; all of the issued and outstanding common stock of Progress is owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

      (xi) The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Annual Report on Form 10-K for the Company's most recent fiscal year (excluding Progress, the "PFC Subsidiaries"); each of the PFC Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation (except for Progress Realty Advisors, L.P., which has been duly organized and is validly existing as a Pennsylvania limited partnership), has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole; the activities of the PFC Subsidiaries are permitted to subsidiaries of a federally chartered savings and loan association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the PFC Subsidiaries that are corporations has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim; the limited partnership interests in Progress Realty Advisors, L.P. owned, directly or indirectly, by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim.

     (xii) The Company has taken all corporate action necessary for it to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, enforceable in accordance with its terms.

    (xiii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of the Company, Progress or the PFC Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or
     (B) entered into any transaction or series of transactions which is material in light of the business of the Company, Progress and the PFC Subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business.

     (xiv) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities which has not been obtained (a copy of which has been delivered to the Agent) and as may be required under the securities laws of various jurisdictions.

      (xv) Neither the Company, Progress nor any of the PFC Subsidiaries is in violation of its charter or bylaws or other organizational documents; and neither the Company, Progress nor any of the PFC Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, Progress or any of the PFC Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Progress or any of the PFC Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole.

     (xvi) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Progress or the PFC Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, Progress or any of the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, Progress or the PFC Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as whole, nor will such action result in any violation of the provisions of the charter or bylaws or other organizational documents of the Company, Progress or the PFC Subsidiaries, or any applicable law, regulation or administrative or court decree.

    (xvii) No labor dispute with the employees of the Company, Progress or the PFC Subsidiaries exists or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business or prospects of the Company, the Progress and the PFC Subsidiaries, taken as a whole.

   (xviii)     The Company, Progress and the PFC Subsidiaries have good and marketable title to all properties and assets for which ownership is material to the business of the Company, Progress or any of the PFC Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, Progress or the PFC Subsidiaries, taken as a whole; and all of the leases and subleases material to the business of the Company, Progress or the PFC Subsidiaries taken as a whole under which the Company or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of the Company, Progress or the PFC Subsidiaries, enforceable in accordance with their terms.

     (xix) The Company, Progress and the PFC Subsidiaries are not in violation of any directive from the OTS or the FDIC to make any change in the method of conducting their respective businesses; Progress and the PFC Subsidiaries have conducted and are conducting their business so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC) except in such respects as would not have a material adverse effect upon the Company, Progress and the PFC Subsidiaries, taken as a whole.

      (xx) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company threatened, against or affecting the Company, Progress or the PFC Subsidiaries (other than as disclosed in the Registration Statement) which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Reorganization; all pending legal or governmental proceedings to which the Company, Progress or any of the PFC Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the aggregate, not material; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or the Holding Company Application which have not been so filed.

     (xxi) The Company has obtained an opinion of its counsel, Elias, Matz, Tiernan & Herrick, L.L.P., with respect to the legality of the Securities issued and of Malizia, Spidi, Sloan and Fisch, P.C. with respect to the federal income tax consequences of the Reorganization, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of the Company, Progress or the PFC Subsidiaries has taken or will take any action inconsistent therewith.

    (xxii) The Company has obtained an opinion of Drinker, Biddle & Reath, with respect to the state income tax consequences of the Reorganization, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of the Company, Progress, or the PFC Subsidiaries has taken or will take any action inconsistent therewith.

   (xxiii)     The Company is not required to be registered under the Investment
     Company Act of 1940, as amended.

    (xxiv) All of the loans represented as assets on the most recent financial statements or selected financial information of Progress included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R.
     Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole.

     (xxv) To the knowledge of the Company, none of the Company, Progress or any of the employees of the Company or Progress has made any payment of funds of the Company or Progress as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, except for such other prohibited payments of funds which would not result in a material adverse change in the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole, and no funds have been set aside to be used for any payment prohibited by law.

    (xxvi) The Company, Progress and the PFC Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

   (xxvii)     None of the Company, Progress or any of the PFC Subsidiaries or
     any properties owned or operated by the Company, Progress or any of the PFC Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Company, Progress and the PFC Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company threatened, relating to the liability of any property owned or operated by the Company, Progress or any of the PFC Subsidiaries thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

  (xxviii)     The Company, Progress and the PFC Subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

    (xxix) The Company has received approval, subject to regulatory approval to consummate the Offerings and issuance, to have the Securities quoted on the National Market of the Nasdaq Stock Market, Inc. effective at the Closing Time referred to in Section 3 hereof.

     (b) Any certificate signed by any officer of the Company and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company to each as to the matters covered thereby.

     SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE MUTUAL HOLDING
COMPANY.

     (a) The Mutual Holding Company represents and warrants to the Agent as of the date hereof as follows:

       (i) At the time the Registration Statement became effective and at the Closing Time referred to in Section 3 hereof, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the Registration Statement or Prospectus with respect to the Mutual Holding Company and Roxborough-Manayunk furnished to the Company by the Mutual Holding Company or Roxborough-Manayunk expressly for use in the Registration Statement or Prospectus.

      (ii) Pursuant to the rules and regulations of the OTS governing the conversion of federally chartered mutual holding companies to stock form (the "Conversion Regulations"), the Mutual Holding Company has filed with the OTS an application for conversion on Form AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Mutual Holding Company's Proxy Statement, dated _______ __, 1995, relating to the Reorganization (the "Proxy Statement"), and the Prospectus. The OTS has, by letter dated ________ __, 1995, approved the Conversion Application, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Mutual Holding Company, threatened by the OTS. At the date of such approval and at the Closing Time referred to in Section 3, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

     (iii) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Mutual Holding Company will promptly file the Prospectus and any supplemental sales literature with the OTS. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 3, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the OTS for use in final form.

      (iv) The OTS has not, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company for use in connection with the Offerings.

       (v) RP Financial, Inc., which prepared the valuation of the Mutual Holding Company and Roxborough-Manayunk as part of the Reorganization, has advised the Mutual Holding Company that it satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the OTS with respect thereto.

      (vi) The accountants who certified the financial statements and supporting schedules of Roxborough-Manayunk included in the Registration Statement have advised the Mutual Holding Company and Roxborough-Manayunk that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to Roxborough-Manayunk and each of its subsidiaries, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (vii) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of Roxborough-Manayunk and its subsidiaries as at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

    (viii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries (as defined below), taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by Roxborough-Manayunk or the MHC Subsidiaries, other than those in the ordinary course of business, which are material with respect to Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole.

      (ix) The Mutual Holding Company has been duly incorporated and is validly existing as a mutual holding company in good standing under the laws of the United States with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; the Mutual Holding Company is qualified to do business in any jurisdiction in which the failure to so quality would have a material adverse effect on the financial condition, results of operations or business of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole; the Mutual Holding Company is qualified and registered as a savings and loan holding company with the OTS pursuant to
     Part 584 of Title 12 of the Code of Federal Regulations.

       (x) Roxborough-Manayunk is a federally chartered savings bank with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; Roxborough-Manayunk and the

     MHC Subsidiaries (as defined below) have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations, business or prospects of the Mutual Holding Company, Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and Roxborough-Manayunk and the MHC Subsidiaries are in all material respects in compliance therewith; neither Roxborough-Manayunk nor either of the MHC Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole; and Roxborough-Manayunk is in good standing under the laws of the United States and is qualified to do business in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of Roxborough-Manayunk or the MHC Subsidiaries, taken as a whole.

      (xi) Roxborough-Manayunk is a member in good standing of the Federal Home Loan Bank of Pittsburgh; the deposit accounts of Roxborough-Manayunk are insured by the FDIC up to the applicable limits.

     (xii)     Roxborough-Manayunk has  _______ authorized shares of common
     stock, par value $1.00 per share, and     authorized shares of serial
                                           ---
     preferred stock of which      shares of common stock and no shares of
                              ----
     preferred stock are issued and outstanding; the outstanding shares of common stock of Roxborough-Manayunk are validly issued and outstanding, fully paid and nonassessable; ________ shares of Roxborough-Manayunk's common stock are owned beneficially and of record by the Mutual Holding Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

    (xiii) Except for Roxborough-Manayunk, the Mutual Holding Company does not own or control, directly or indirectly, any corporation, association or other entity other than Montgomery Service Corporation and Ridge Service Corporation (together the "MHC Subsidiaries"); each of the MHC Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of the Mutual Holding Company, Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole; the activities of the MHC Subsidiaries are permitted to subsidiaries of a federally chartered savings and loan association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the MHC Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Roxborough-Manayunk, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable claim.

     (xiv) The Mutual Holding Company has taken all corporate action necessary to execute, deliver and perform this Agreement, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Mutual Holding Company enforceable in accordance with its terms.

      (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be indicated or contemplated therein, none of Roxborough-Manayunk or the MHC Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or
     (B) entered into any transaction or series of transactions which is material in light of the business of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgage-backed securities in the ordinary course of business.

     (xvi) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement which has not been obtained (a copy of which has been delivered to the Agent) and as may be required under the securities laws of various jurisdictions.

    (xvii) Neither Roxborough-Manayunk nor either of the MHC Subsidiaries is in violation of its charter or bylaws; and neither Roxborough-Manayunk nor either of the MHC Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Roxborough-Manayunk or either of the MHC Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Roxborough-Manayunk or either of the MHC Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole.

   (xviii)     The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Mutual Holding Company, Roxborough-Manayunk or the MHC Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which Roxborough-Manayunk or either of the MHC Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of Roxborough-Manayunk or either of the MHC Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as whole, nor will such action result in any violation of the provisions of the charter or bylaws of Roxborough-Manayunk or the MHC Subsidiaries, or any applicable law, regulation or administrative or court decree.

     (xix) No labor dispute with the employees of Roxborough-Manayunk or the MHC Subsidiaries exists or, to the knowledge of the Mutual Holding Company, is imminent; and the Mutual Holding Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole.

      (xx) Roxborough-Manayunk and the Subsidiary have good and marketable title to all properties and assets for which ownership is material to the business of Roxborough-Manayunk or the MHC Subsidiaries and to those properties and assets described in the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of Roxborough-Manayunk or the MHC Subsidiaries, taken as a whole; and all of the leases and subleases material to the business of Roxborough-Manayunk or the MHC Subsidiaries taken as a whole under which Roxborough-Manayunk or its subsidiaries hold properties, including those described in the Prospectus, are valid and binding agreements of Roxborough-Manayunk or the MHC Subsidiaries, enforceable in accordance with their terms.

     (xxi) Roxborough-Manayunk and the MHC Subsidiaries are not in violation of any directive from the OTS or the FDIC to make any change in the method of conducting their respective businesses; Roxborough-Manayunk and the MHC Subsidiaries have conducted and are conducting their business so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the OTS or the FDIC) except in such respects as would not have a material adverse effect upon Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole.

    (xxii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Mutual Holding Company, threatened, against or affecting Roxborough-Manayunk or the MHC Subsidiaries (other than as disclosed in the Registration Statement) which might result in any material adverse change in the financial condition, results of operations, business or prospects of Roxborough-

     Manayunk and the MHC Subsidiaries, taken as a whole, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of the Conversion; all pending legal or governmental proceedings to which Roxborough-Manayunk or the MHC Subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the aggregate, not material; and there are no contracts or documents of Roxborough-Manayunk or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

   (xxiii)     Roxborough-Manayunk has obtained opinions of its counsel,
     Malizia, Spidi, Sloane and Fisch, P.C., with respect to federal income tax consequences of the Reorganization, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinion are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of the Mutual Holding Company, Roxborough-Manayunk or the MHC Subsidiaries has not taken and will not take any action inconsistent therewith.

    (xxiv) Roxborough-Manayunk has obtained an opinion of Drinker, Biddle & Reath, with respect to the state income tax consequences of the Reorganization, a copy of which is filed as an exhibit to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of Roxborough-Manayunk, the Mutual Holding Company or the MHC Subsidiaries has taken or will take any action inconsistent therewith.

     (xxv) All of the loans represented as assets on the most recent financial statements or selected financial information of Roxborough-Manayunk included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole.

    (xxvi) To the knowledge of the Mutual Holding Company, none of Roxborough-Manayunk or any of the employees of Roxborough-Manayunk has made any payment of funds of Roxborough-Manayunk as a loan for the purchase of the Securities or made any other payment of funds prohibited by law, except for such other prohibited payments of funds which would not result in a material adverse change in the financial condition, results of operations, business or prospects of

     Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole, and no funds have been set aside to be used for any payment prohibited by law.

   (xxvii)     Roxborough-Manayunk and the MHC Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder.

  (xxviii)     Neither Roxborough-Manayunk nor either of the MHC Subsidiaries nor any properties owned or operated by Roxborough-Manayunk or either of the MHC Subsidiaries is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations, business or prospects of Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, or notices (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Mutual Holding Company threatened, relating to the liability of any property owned or operated by Roxborough-Manayunk or either of the MHC Subsidiaries thereof, under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to
     (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

    (xxix) Roxborough-Manayunk and the MHC Subsidiaries have filed all federal, state and local tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

     (xxx) The records of depositors and borrowers of Roxborough-Manayunk delivered to the Agent by Roxborough-Manayunk or its agents for use during the Reorganization are reliable and accurate.

     (b) Any certificate signed by any officer of the Company or the Association and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Association to each as to the matters covered thereby.

     SECTION 3. APPOINTMENT OF SANDLER O'NEILL; SALE AND DELIVERY OF THE SECURITIES; CLOSING.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Mutual Holding Company hereby appoint Sandler O'Neill as their Agent to consult with and advise the Company and the Mutual Holding Company, and to assist in the solicitation of subscriptions and purchase orders for Securities on behalf of the Company and the Mutual Holding Company, in connection with the Company's sale of the Securities in the Subscription and Community Offering and the Syndicated Community Offering. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company and the Mutual Holding Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Reorganization; (ii) reviewing with the Boards of Directors of the Company and the Mutual Holding Company the independent appraiser's appraisal, particularly with regard to aspects of the appraisal involving the methodologies employed; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company and the Mutual Holding Company and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Subscription and Community Offering; (v) assisting in obtaining all requisite regulatory approvals; (vi) assisting management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Reorganization.

          The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription and Community Offering, unless the Company, the Mutual Holding Company and the Agent agree in writing to extend such period and the OTS agrees to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities, or (c) the completion of the Syndicated Community Offering.

          If any of the Securities remain available after the expiration of the Subscription and Community Offering, at the request of the Company and the Mutual Holding Company, Sandler O'Neill will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), substantially in the form set forth in Exhibit A to this Agreement. Sandler O'Neill will endeavor to limit the aggregate fees to be paid by the Company to Selected Dealers under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at comparable prices per share in a similar market environment; provided, however, that the aggregate fees payable to Sandler O'Neill and Selected Dealers shall not exceed 5.5% of the aggregate Purchase Price of the Securities sold by such Selected Dealers. Sandler O'Neill will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the requirements of the Reorganization Agreement, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall Sandler O'Neill be obligated to act as a selected dealer or to take or purchase any Securities.

          In the event the Company is unable to sell at least the Total Minimum of Securities, as disclosed on the cover of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Mutual Holding Company as set forth in Sections 6, 8(a) and 9 hereof and the obligations of the Agent as provided in Sections 8(b) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with Progress until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

          If at least the Total Minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of ________________________, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, are herein called the "Closing Time."

          The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

          In addition to reimbursement of the expenses specified in Section 6 hereof, the Agent will receive the following compensation for its services hereunder:

          (a) a fee of two percent (2.0%) of the aggregate Purchase Price (as defined in the Prospectus) of (i) all shares of Common Stock sold in the Subscription Offering and (ii) shares sold in the Community Offering to persons or entities who are depositors or borrowers of Progress as of the record date for the meeting of the Company's shareholders to vote on the Reorganization Agreement or who are otherwise referred by the directors or executive officers of the Company or the Mutual Holding Company, excluding in each case shares purchased by (1) any employee benefit plan of the Company established for the benefit of its directors, officers and employees, (2) any directors, officer or employee of the Company, the Mutual Holding Company, Progress or Roxborough-Manayunk or members of their immediate families, and (3) Sandler O'Neill or its affiliates or their respective partners, directors, officers, employees, agents and controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934 (the "1934 Act") (Sandler O'Neill and each such person or entity, a "Sandler Related Party"), with respect to which no fee shall be payable;

          (b) a fee of three percent (3.0) of the aggregate Purchase Price of all shares of Common Stock otherwise sold in the Community Offering, excluding shares purchased by (i) any employee benefit plan of the Company established for the benefit of its directors, officers and employees, (ii) any director, officer or employee of the Company, the Mutual Holding Company, Progress or Roxborough-Manayunk or members of their immediate families, and (iii) any Sandler Related Party, with respect to which no fee shall be payable; and

          (c) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the compensation payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees, and (iii) a management fee to Sandler O'Neill of no less than one percent (1%) and not to exceed one and one-half percent (1.5%). Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of three percent (3%) of the aggregate Purchase Price of such Securities; provided, however, that no fee shall be payable to Sandler O'Neill with respect to any shares purchased under any such agreement by any Sandler Related Party.

          All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon the termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Association agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which was paid upon execution of the engagement letter, dated June 14, 1995, and the remaining $25,000 of which shall be payable upon execution hereof, which shall be credited against any fees payable under this Section.

          Pursuant to the terms of an engagement letter dated as of May 23, 1995 and amended by letter dated June 6, 1995 ("Engagement Letter") between Sandler O'Neill and the Company pursuant to which Sandler O'Neill acted as financial advisor to the Company in connection with its consideration of a business combination involving the Company and the Mutual Holding Company, all retainer and transaction related fees paid pursuant to the Engagement Letter shall be credited against any fees which may become due and payable upon consummation of the Offerings under the terms of this Agreement.

     SECTION 4. COVENANTS OF THE COMPANY. The Company covenants with the Agent as follows:

     (a) The Company will prepare and file such amendments or supplements to the Registration Statement, the Prospectus and the Holding Company Application as may hereafter be required by the 1933 Act Regulations or applicable OTS regulations or as may hereafter be reasonably requested by the Agent. Following completion of the Subscription and Community Offering, in the event of a Syndicated Community Offering, the Company will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offering and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations, in either case in a form acceptable to the Agent. The Company will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Holding Company Application, (ii) of the receipt of any comments from the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission or the OTS for any amendment to the Registration Statement or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) The Company will give the Agent notice of its intention to file or prepare any amendment to the Holding Company Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

     (c) The Company will deliver to the Agent as many signed copies and as many conformed copies of the Holding Company Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

     (d) During the period when the Prospectus is required to be delivered, the Company will comply, at its own expense, with all requirements imposed upon it by the OTS, by the applicable OTS regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule 10b-6 under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company will furnish such information with respect to itself as the Agent may from time to time reasonably request.

     (f) The Company will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent, the Company and the Mutual Holding Company have agreed; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.
In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

     (g) The Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in compliance with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

     (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), consolidated summary financial information of the Company for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

     (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

     (k) The Company will conduct the Reorganization in all material respects in accordance with the Plan, the Reorganization Agreement, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Reorganization imposed upon the Company by the OTS.

     (l) Each of the Company and Progress will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (m) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

     (n)  The Company will maintain the effectiveness of its registration under
Section 12(g) of the 1934 Act for not less than three years from the date of the Closing. The Company will file with the Nasdaq Stock Market, Inc. all documents and notices required by the Nasdaq National Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

     (o) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 8 or 9, respectively, neither the Company nor Progress shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the common stock of Progress becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

     (p) The Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

     (q) The Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 180 days after the Closing Time, without the Agent's prior written consent, any shares of Common Stock other than the Securities or other than in connection with any employee benefit plan or arrangement described in the Prospectus.

     SECTION 5. COVENANTS OF THE MUTUAL HOLDING COMPANY. The Mutual Holding Company covenants with the Agent as follows:

     (a) The Mutual Holding Company will prepare and file such amendments or supplements to the Conversion Application and the Proxy Statement as may hereafter be required by the Conversion Regulations or as may hereafter be reasonably requested by the Agent. The Mutual Holding Company will notify the Agent immediately, and confirm the notice in writing, (i) of the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the OTS with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the OTS for any amendment to the Conversion Application or for additional information, and (iv) of the issuance by the OTS of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose. The Mutual Holding Company will furnish the Agent with copies of any such amendment a reasonable amount of time prior to such proposed filing and will not file any such amendment to which the Agent or counsel for the Agent may reasonably object.

     (b) The Mutual Holding Company will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request.

     (c) During the period when the Prospectus is required to be delivered, the Mutual Holding Company and Roxborough-Manayunk will comply, at their own expense, with all requirements imposed upon them by the OTS, by the applicable Conversion Regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934 (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Rule 10b-6 under the 1934 Act, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (d) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Mutual Holding Company will furnish to the Company such information with respect to itself and Roxborough-Manayunk as the Agent may from time to time reasonably request so that the Company may amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading.

     (e) The Mutual Holding Company authorizes Sandler O'Neill and any Selected Dealers to act as agent of Roxborough-Manayunk in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

     (f) The Mutual Holding Company will conduct the Reorganization in all material respects in accordance with the Plan, the Reorganization Agreement, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon Roxborough-Manayunk the OTS.

     (g) During the period beginning on the date hereof and ending at the Closing Time, the Mutual Holding Company shall not, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the common stock of Roxborough-Manayunk owned by it becoming subject to any security interest, mortgage, pledge, lien or encumbrance.

     (h) The Mutual Holding Company will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."


     SECTION 6. PAYMENT OF EXPENSES. The Company and the Mutual Holding Company jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's and the Mutual Holding Company's respective counsel, accountants, conversion agent and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey and (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq National Market. In the event the Agent incurs any such fees and expenses on behalf of the Company and the Mutual Holding Company, the Company and the Mutual Holding Company will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any expense in excess of $2,500 on behalf of the Company and the Mutual Holding Company pursuant to this Section without the prior approval of the Company or the Mutual Holding Company.

          The Company and the Mutual Holding Company jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, including (i) the filing fees paid or incurred by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel, up to an aggregate of $65,000. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 6 shall be due and payable upon receipt by the Company or the Mutual Holding Company of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

     SECTION 7. CONDITIONS OF AGENT'S OBLIGATIONS. The Company, the Mutual Holding Company and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Mutual Holding Company herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Mutual Holding Company made pursuant to the provisions hereof, to the performance by the Company and the Mutual Holding Company of their obligations hereunder, and to the following further conditions:

     (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the

OTS and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

     (b)  At Closing Time, the Agent shall have received:

          (1) The favorable opinion, dated as of Closing Time, of Elias, Matz, Tiernan & Herrick, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Agent, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

           (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Pennsylvania and in each other jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company.

           (iv) The Company is a registered savings and loan holding company under the Home Owners' Loan Act.

            (v) The outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and nonassessable and are subject to no preemptive rights; upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Company will be as set forth in the Prospectus under "Capitalization".

           (vi) The Securities have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, will be duly and validly issued and fully paid and non-assessable.

          (vii) The issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge and information, otherwise.

         (viii) Progress has been at all times since the date hereof and prior to the Closing Time duly organized and is validly existing under the laws of the United States of America as a federally chartered savings bank.

           (ix) Progress has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

            (x) Progress is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of Progress.

           (xi) The outstanding shares of capital stock of Progress have been duly authorized, are validly issued, fully paid and nonassessable and are owned directly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (xii) Progress is a member of the Federal Home Loan Bank of Pittsburgh and the deposit accounts of Progress are insured by the FDIC up to the applicable limits.

         (xiii) Each of the PFC Subsidiaries, except for Progress Realty Advisors, L.P., has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole; Progress Realty Advisors, L.P. has been duly organized and is validly existing as a Pennsylvania limited partnership and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; the activities of the PFC Subsidiaries are permitted to subsidiaries of a savings association holding company and of a federally chartered savings and loan association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of each such subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly or indirectly by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim; the limited partnership interests of Progress Realty Advisors, L.P. owned, directly or indirectly, by the Company are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

          (xiv) Upon consummation of the Reorganization, all of the issued and outstanding capital stock of Progress Bank, as the resulting institution in the merger of Progress and Roxborough-Manayunk, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned of record, and to the best of such counsel's knowledge, beneficially, by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

           (xv) The OTS has duly approved the Holding Company Application and no action is pending or, to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the acquisition by the Company of all of Roxborough-Manayunk's issued and outstanding capital stock; the Holding Company Application complies as to form in all material respects with all applicable requirements of the OTS, to best of such counsel's knowledge, includes all documents required to be filed as exhibits thereto, and is complete in all material respects, excluding the Prospectus and any related marketing materials filed as a part of the Holding Company Application as to which no opinion need be given.

          (xvi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement constitutes the legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies).

         (xvii) To the best of such counsel's knowledge, the execution and delivery of this Agreement, the incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole, upon any property or assets of the Company or its subsidiaries, pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company or its subsidiaries is subject, nor will such execution or delivery result in any violation of the provisions of the charter or by-laws of the Company or its subsidiaries.

        (xviii)     The Registration Statement is effective under the 1933 Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (xix) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

           (xx) At the time the Registration Statement became effective, the Registration Statement (other than the financial statements, appraisal and statistical data included therein, as to which no opinion need be rendered) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xxi) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

         (xxii) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Company or its subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

        (xxiii)     The information in the Prospectus describing the liquidation account under the caption "The Conversion and the Merger - Liquidation Rights" and "- Effects of the Conversion and the Merger - Effect on Liquidation Rights," and under "Risk Factors - Recapitalization of SAIF and Effect of Reduction in BIF Premiums," "- Anti-takeover Provisions," "-Regulation," " - Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," "Market Price for Company Common Stock and Dividends - Dividends," "Taxation - Federal Taxation", "Regulation," "The Conversion and the Merger," "The Offerings," "Restrictions on Acquisition of the Company and Progress Bank" and "Description of Capital Stock of the Company" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, is complete in all material respects.

         (xxiv) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or Progress is a party required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto and the descriptions thereof or references thereto are correct.

          (xxv) The Reorganization Agreement has been duly authorized by the Boards of Directors of the Company and Progress and, to the best of such counsel's knowledge and information, the OTS's approval of the Reorganization Agreement remains in full force and effect; to the best of such counsel's knowledge, the Company has conducted the Reorganization in all material respects in accordance with applicable requirements of the Plan, the Reorganization Agreement, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Company and Progress by the OTS and, to the best of such counsel's knowledge, no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Reorganization Agreement.

         (xxvi) To the best of such counsel's knowledge and information, the Company and its subsidiaries have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, permits, approvals or authorizations of which the failure to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company and its subsidiaries, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Company and its subsidiaries are in all material respects complying therewith.

        (xxvii)     Neither the Company nor Progress is in violation of its
          charter nor, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries or any of their property may be bound (in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company and its subsidiaries, taken as a whole).

          (2) The favorable opinion, dated as of Closing Time, of Malizia, Spidi, Sloane and Fisch, P.C., counsel for the Mutual Holding Company, in form and substance satisfactory to counsel for the Agent, to the effect that:

            (i) The Mutual Holding Company has been duly incorporated and is validly existing under the laws of the United States of America as a federally chartered mutual holding company.

           (ii) The Mutual Holding Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

          (iii) The Mutual Holding Company is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Mutual Holding Company.

           (iv) The Mutual Holding Company is a registered savings and loan holding company under the Home Owners' Loan Act.

            (v) Roxborough-Manayunk has been at all times since the date hereof and prior to the Closing Time duly organized and is validly existing under the laws of the United States of America as a federally chartered savings bank.

           (vi) Roxborough-Manayunk has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus.

          (vii) Roxborough-Manayunk is duly qualified as a foreign corporation in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Roxborough-Manayunk.

         (viii) The outstanding shares of capital stock of Roxborough-Manayunk have been duly authorized, are validly issued, fully paid and
          nonassessable; the Mutual Holding Company directly owns       shares
                                                                  -----
          of the common stock, par value $1.00 per share, of Roxborough-Manayunk free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

           (ix) Roxborough-Manayunk is a member of the Federal Home Loan Bank of Pittsburgh and the deposit accounts of Roxborough-Manayunk are insured by the FDIC up to the applicable limits.

            (x) Each of the MHC Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect upon the financial condition, results of operations or business of the Mutual Holding Company, Roxborough-Manayunk and the MHC Subsidiaries, taken as a whole; the activities of the MHC Subsidiaries as described in the Prospectus are permitted to subsidiaries of a savings association holding company and of a federally chartered savings and loan association by the rules, regulations, resolutions and practices of the OTS; all of the issued and outstanding capital stock of the MHC Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned directly by Roxborough-Manayunk free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

           (xi) The OTS has duly approved the Conversion Application and, no action is pending or, to the best of such counsel's knowledge, threatened respecting the Conversion Application or the acquisition by the Company of all of Roxborough-Manayunk's issued and outstanding capital stock; the Conversion Application complies as to form in all material respects with the Conversion Regulations and all other applicable requirements of the OTS, to best of such counsel's knowledge, includes all documents required to be filed as exhibits thereto, and is complete in all material respects, excluding the Prospectus and any related marketing materials filed as a part of the Conversion Application as to which no opinion need be given.

          (xii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Mutual Holding Company, and this Agreement constitutes the legal, valid and binding agreement of the Mutual Holding Company, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies).

         (xiii) To the best of such counsel's knowledge, the execution and delivery of this Agreement, its incurrence of the obligations herein set forth and the consummation of the transactions contemplated herein will not conflict with or constitute a breach of, or default under, and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance, that, individually or in aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole, upon any property or assets of the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries is subject, nor will such execution or delivery result in any violation of the provisions of the charter or by-laws of the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries.

          (xiv) The Prospectus has been duly authorized by the OTS for final use pursuant to the Conversion Regulations and, to the best of such counsel's knowledge, no action has been taken, or is pending or threatened, by the OTS to revoke such authorization.

           (xv) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the consummation of the Reorganization, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

          (xvi) There are no legal or governmental proceedings pending or, to the best of such counsel's knowledge, threatened against or affecting the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein.

         (xvii) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Mutual Holding Company or Roxborough-Manayunk is a party required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto.

        (xviii)     The Plan and the Reorganization Agreement have been duly
          authorized by the Boards of Directors of the Mutual Holding Company and Roxborough-Manayunk and the OTS's approval of the Plan and the Reorganization Agreement remains in full force and effect; to the best of such counsel's knowledge, the Mutual Holding Company and Roxborough-Manayunk have conducted the Reorganization in all respects in accordance with applicable requirements of the Plan, the Reorganization Agreement, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, conditions, requirements and conditions precedent to the Reorganization imposed upon the Mutual Holding Company and Roxborough-Manayunk by the OTS and no order has been issued by the OTS to suspend the Offerings and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the OTS; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the OTS in approving the Plan and the Reorganization Agreement.

          (xix) To the best of such counsel's knowledge and information, the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries have obtained all licenses, permits and other governmental approvals and authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, permits, approvals or authorizations of which the failure to have would not result in a material adverse change in the financial condition, results of operations or the business of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole, and all such licenses, permits and other governmental authorizations are in full force and effect, and the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries are in all material respects complying therewith.

           (xx) Neither the Mutual Holding Company or Roxborough-Manayunk is in violation of its charter nor, to the best of such counsel's knowledge, in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries is a party or by which the Mutual Holding Company, Roxborough-Manayunk or its Subsidiaries or any of their property may be bound (in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole).

          (3) The favorable opinion, dated as of Closing Time, of Breyer & Aguggia, counsel for the Agent, with respect to the matters set forth in
     Section 7(b)(1)(i), (v), (vi), (vii) (solely as to preemptive rights arising by operation of law), (xvi), (xix) and (x), 7(b)(2)(i) and (xii) and such other matters as the Agent may reasonably require.

          (4) In giving their opinions required by subsections (b)(l), (b)(2) and (b)(3), respectively, of this Section, Elias, Matz, Tiernan & Herrick, L.L.P., Malizia, Spidi, Sloan and Fisch, P.C. and Breyer & Aguggia shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the appraisal, financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Elias, Matz, Tiernan &

     Herrick, L.L.P., Malizia, Spidi, Sloan and Fisch, P.C. and Breyer & Aguggia may rely as to matters of fact on certificates of officers and directors of the Company and the Mutual Holding Company and certificates of public officials, and as to matters of Pennsylvania law and Delaware law upon the opinions of local counsel reasonably satisfactory to the Agent, which opinions shall be in form and substance satisfactory to the Agent, and Breyer & Aguggia may also rely as to certain matters on the opinions of Elias, Matz, Tiernan & Herrick, L.L.P., and Malizia, Spidi, Sloan and Fisch, P.C.

     (c) At the Closing Time referred to in Section 3, the Company and the Association will have completed in all material respects the conditions precedent to the Reorganization in accordance with the Plan, the Reorganization Agreement, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Company, Progress, the Mutual Holding Company or Roxborough-Manayunk by the OTS, the FDIC, or any other regulatory authority other than those which the OTS or the FDIC permit to be completed after the Reorganization.

     (d) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Company and the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that
(i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Company or its subsidiaries from the latest date as of which the financial condition of the Company as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business,
(iii) neither the Company nor Progress shall have received from the OTS any directive (oral or written) to make any change in the method of conducting its business with which it has not complied (which directive, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Reorganization Agreement in accordance with OTS regulations.

     (e) At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations, business or prospects of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the President and Chief Executive Officer of the Mutual Holding Company and the chief financial or chief accounting officer of the Mutual Holding Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there shall have been no material transaction entered into by the Mutual Holding Company, Roxborough-Manayunk or its subsidiaries from the latest date as of which the financial condition of Roxborough-Manayunk as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Mutual Holding Company nor Roxborough-Manayunk shall have received from the OTS any directive (oral or written) to make any material change in the method of conducting its business with which it has not complied (which directive, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations, business or prospects of the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries taken as a whole, (iv) the representations and warranties in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Mutual Holding Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (vi) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the OTS or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan in accordance with the Conversion Regulations.

     (f) At the time of the execution of this Agreement, the Agent shall have received from Coopers and Lybrand L.L.P. a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations; (iii) based upon procedures as agreed upon by the Agent and Coopers and Lybrand L.L.P. and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts included under the caption "Recent Developments" in the Registration Statement do not agree with the amounts set forth in the unaudited consolidated financial statements as of and for the dates and periods presented under such caption or such unaudited amounts were not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Company or any decrease in consolidated total assets, allowance for loan losses, total savings deposits or equity of the Company, in each case as compared with the amounts shown in the March 31, 1995 balance sheet included in the Registration Statement or, (D) during the period from March 31, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses, or net income of the Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

     (g) At the time of the execution of this Agreement, the Agent shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that (i) they are independent certified public accountants with respect to Roxborough-Manayunk and its subsidiaries within the meaning of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations; (iii) based upon procedures as agreed upon by the Agent and Deloitte & Touche LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of Roxborough-Manayunk included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the OTS Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts included under the caption "Recent Developments" in the Registration Statement do not agree with the amounts set forth in the unaudited consolidated financial statements as of and for the dates and periods presented under such caption or such unaudited amounts were not determined on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt Roxborough-Manayunk or any decrease in consolidated total assets, allowance for loan losses, total savings deposits or equity Roxborough-Manayunk, in each case as compared with the amounts shown in the March 31, 1995 balance sheet included in the Registration Statement or, (D) during the period from March 31, 1995 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in net interest income, net interest income after provision for loan losses, or net income of Roxborough-Manayunk, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinions and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Roxborough-Manayunk and its subsidiaries identified in such letter.

     (h) At Closing Time, the Agent shall have received from Coopers and Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection
(f) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (i) At Closing Time, the Agent shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

     (j) At Closing Time, the Securities shall have been approved for listing on the Nasdaq National Market upon notice of issuance.

     (k) At Closing Time, the Agent shall have received a letter from RP Financial, Inc., dated as of the Closing Time, confirming its appraisal.

     (l) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Mutual Holding Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

     (m) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or Pennsylvania authorities.

     SECTION 8.       INDEMNIFICATION.

     (a) The Company and the Mutual Holding Company, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:

       (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Reorganization or any action taken by the Agent where acting as agent of the Company and the Mutual Holding Company or otherwise as described in
     Section 3 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent;

      (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

     (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Mutual Holding Company, which consent shall not be unreasonably withheld; and

      (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Agent Information.

     (b) The Agent agrees to indemnify and hold harmless the Company, the Mutual Holding Company, their directors and trustees, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Mutual Holding Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact or omissions or alleged omissions of a material fact, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

     (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceedings is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     (d) The Company and the Mutual Holding Company also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Mutual Holding Company, Roxborough-Manayunk, its security holders, the Company, its security holders, Progress or the Mutual Holding Company's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

     (e)  In addition to, and without limiting, the provisions of Section
(8)(a)(iv) hereof, in the event that any Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company or the Mutual Holding Company or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant or subject to an investigation or inquiry, the Company and the Mutual Holding Company jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

     SECTION 9. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 8 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mutual Holding Company and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Mutual Holding Company and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Mutual Holding Company are jointly and severally responsible for the balance or
(ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Mutual Holding Company on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Mutual Holding Company on the one hand and the Agent on the other (relative fault shall be determined by reference to, among other things, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company and Mutual Holding Company or the Agent and the parties relative intent, knowledge, and access to information), as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each director of the Mutual Holding Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Mutual Holding Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Mutual Holding Company. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

     SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Mutual Holding Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company or the Mutual Holding Company, and shall survive delivery of the Securities.

     SECTION 11.      TERMINATION OF AGREEMENT.

     (a) The Agent may terminate this Agreement, by notice to the Company and the Mutual Holding Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, taken as a whole, or the Mutual Holding Company, Roxborough-Manayunk and its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, or
(ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or Pennsylvania authorities, (iv) if any condition specified in Section 7 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company, Progress, the Mutual Holding Company or Roxborough-Manayunk or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities;
(vi) if in the Agent's good faith opinion, the price for the Securities established by RP Financial, Inc. is not reasonable or equitable under then prevailing market conditions; or (vii) if the Reorganization is not consummated prior to May 31, 1996.

     (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 6 relating to reimbursement of expenses and the provisions of Sections 8 and 9 hereof shall survive any termination of this Agreement.

     SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Catherine A. Lawton, Principal, with a copy to John
F. Breyer, Jr., Esq., Breyer & Aguggia, 601 13th Street, N.W., Suite 1120 South, Washington, D.C. 20005; notices to the Company shall be directed to 600 West Germantown Pike, Plymouth Meeting, Pennsylvania 19462, attention of W. Kirk Wycoff, President and Chief Executive Officer, with a copy to Raymond A. Tiernan, Esq., Elias, Matz, Tiernan & Herrick, L.L.P., The Walker Building, 12th Floor, 734 15th Street, N.W., Washington, D.C. 20005; notices to the Mutual Holding Company shall be directed to 6060 Ridge Avenue, Philadelphia, Pennsylvania 19128, attention of John F. McGill, President, with a copy to Samuel J. Malizia, Esq., Malizia, Spidi, Sloane and Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005.

     SECTION 13. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Mutual Holding Company and their respective successors, including Progress Bank as the successor to the Mutual Holding Company following the merger of the Mutual Holding Company with Roxborough-Manayunk and the subsequent merger of Roxborough-Manayunk with Progress. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Mutual Holding Company and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Mutual Holding Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

     SECTION 14. ENTIRE AGREEMENT; AMENDMENT. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

     SECTION 15. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Eastern time.

     SECTION 16. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     SECTION 17. HEADINGS. Sections headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Mutual Holding Company in accordance with its terms.

                              Very truly yours,

                              PROGRESS FINANCIAL CORPORATION


                              By:
                                 -----------------------------------------------
                                W. Kirk Wycoff
                                President and Chief Executive Officer



                              FJF Financial, M.H.C.




                              By:
                                 ----------------------------------------------
                                John F. McGill
                                President and Chief Executive Officer



CONFIRMED AND ACCEPTED,
  as of the date first above written:

Sandler O'Neill & Partners, L.P.

By: Sandler O'Neill & Partners Corp.,
     the sole general partner


By:
   ---------------------------
    Catherine A. Lawton
    Vice President



















                                   E - 46

                         Progress Financial Corporation

                                             Shares
                              --------------
                         (Maximum Offered in Conversion)

                                  Common Stock
                          (Par Value $______ Per Share)


                           SELECTED DEALER'S AGREEMENT

                                             , 1995
                              ---------------


     We have agreed to assist Progress Financial Corporation (the "Company") in connection with the offer and sale of shares (the "Shares") of Common Stock, par value $_____ per share, of the Company, to be issued in connection with the conversion of FJF Financial, M.H.C., a federally chartered mutual holding company from mutual to stock form and the merger of Roxborough-Manayunk Federal Savings Bank ("Roxborough-Manayunk") with Progress Federal Savings Bank ("Progress"). The Company, in connection with its plan to effect such conversion and merger, offered _________ Shares for subscription by certain depositors and borrowers of Roxborough-Manayunk, an employee stock ownership plan of stockholders of Roxborough-Manayunk and the Company as of certain record dates, in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the Office of Thrift Supervision ("OTS"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

     We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of ___________ percent (______%) of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Company or a withdrawal from an existing account at Roxborough-Manayunk or Progress) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Company has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Company of at least ________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of ______ percent (_____%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

     Each order form for the purchase of Shares must set forth the identity,
                                                ----               --------
address and tax identification number of each person ordering Shares regardless
-------     --- -------------- ------
of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

     As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

     This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of
Article III of the NASD's Rules of Fair Practice, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 36 of the above-mentioned Article III as if they were NASD members and Section 25 of such
Article III as it applies to non-member brokers or dealers in a foreign country.

     Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise.
No Selected Dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

     We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable rules and regulations issued by the Federal Reserve Board and the OTS. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

     We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934 either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 p.m. on the business day following receipt or execution of an order form by us to the Company for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgements of receipt of orders to each customer confirming interest on the business day following such confirmation,
(iii) we will debit accounts of such customers on the third business day (the "debit date") following receipt of the confirmation referred to in (i) and (iv) we will forward completed order forms together with such funds to the Company on or before 12:00 p.m. on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Securities Exchange Act of 1934.

     Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

     You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

     We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

     Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of New York.

     Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., Two World Trade Center, 104th Floor, New York, New York 10048. The enclosed duplicate copy will evidence the agreement between us.

                                             Very truly yours,

                                             SANDLER O'NEILL & PARTNERS, L.P.


                                             By:
                                                --------------------------------

Sandler O'Neill & Partners, L.P.
Two World Trade Center - 104th Floor
New York, New York 10048

                              Re:  (Name of Issuer)
                                   ----------------


     We hereby confirm our agreement to all the terms and conditions stated in the foregoing letter. We acknowledge receipt of the Prospectus relating to the Shares and we further state that in agreeing thereto we have relied upon the Prospectus and no other statement whatsoever, written or oral. We confirm that we are (i) a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"), which agrees to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Section 24 of Article III of the NASD's Rules of Fair Practice, or (ii) a foreign dealer not eligible for membership in the NASD which agrees (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Sections 8, 24 and 26 of the above-mentioned Article III as if they were NASD members and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.




          [ ]   We wish to become a "Sponsoring Dealer."



                                             -----------------------------------
                                             (Please print or type name of firm)




                                             -----------------------------------
                                             (Authorized Representative)


Dated:
        -----------------










                                   E - 51